UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2005

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

     The information set forth under Item 2.03 of this report on Form 8-K relating to the termination of two previously existing revolving credit facilities to which Centex Corporation (the “Company”) was a party, is hereby incorporated in this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth under this Item 2.03 relates to a new credit facility that may give rise to direct financial obligations of the Company.

     On July 1, 2005, the Company, as borrower, entered into a $1,500,000,000 unsecured, committed revolving credit facility (the “New Credit Facility”) with Bank of America, N.A., as administrative agent, and certain financial institutions, as lenders. The New Credit Facility replaced two previously existing credit facilities entered into by the Company: (i) an $800,000,000 unsecured, committed revolving credit facility with Bank of America, N.A., as administrative agent, and certain lenders (the “Prior CP Backup Facility”), and (ii) a $300,000,000 unsecured, committed revolving letter of credit facility with Bank of America, N.A., as administrative agent, and certain lenders.

     The New Credit Facility provides for borrowings by the Company, and the issuance of letters of credit for the account of the Company and its subsidiaries, on a revolving basis up to an aggregate of $1,500,000,000 at any one time outstanding, which maximum amount may, at the Company’s request and subject to the terms and conditions of the facility, be increased up to $2,250,000,000. The stated amount of outstanding letters of credit under the New Credit Facility may not exceed a total of $500,000,000, or such greater amount, not to exceed 50% of the maximum facility amount, as the Company may request.

     The Company may borrow or obtain letters of credit under the New Credit Facility for general corporate purposes or needs. Subject to the terms and conditions thereof, the Company may borrow or obtain letters of credit under the New Credit Facility until the final maturity date, which will occur on July 1, 2010. The New Credit Facility, like the Prior CP Backup Facility, provides liquidity support for the Company’s commercial paper program. The Company never borrowed any amounts under the Prior CP Backup Facility, nor have any borrowings been made under the New Credit Facility. The Company will utilize the New Credit Facility to obtain letters of credit for it and its subsidiaries.

     Any borrowings under the New Credit Facility will bear interest at a fluctuating rate equal to, at the Company’s option, either (a) an adjusted eurodollar rate (based on the British Bankers Association LIBOR rate for a term equivalent to the interest period for such borrowing) plus a margin (a “eurodollar borrowing”) or (b) a prime rate (defined as the higher of (i) the federal funds rate plus a margin or (ii) Bank of America, N.A.’s prime rate) plus a margin (a “prime rate borrowing”). Accrued interest on eurodollar borrowings will be payable at the end of the interest period selected by the Company for the borrowing, which interest period may be one, two, three or six months, provided that, for eurodollar borrowings having an interest period of six months, accrued interest will be payable three months after the beginning of the interest period and at the expiration of the interest period. Accrued interest on prime rate borrowings will be payable at the end of each calendar quarter. The principal amount of any borrowings is due and payable on the New Credit Facility’s final maturity date, unless payment of such amount is accelerated as described below.

     The New Credit Facility contains various affirmative, negative and financial covenants customary for financings of this type. The negative covenants include certain limitations on transactions with affiliates, the creation of liens, sales of assets, changes in business and mergers applicable to the Company and certain of its subsidiaries. The financial covenants include (i) a leverage ratio requirement, (ii) an interest coverage ratio requirement and (iii) a minimum tangible net worth requirement.

     In addition, the New Credit Facility contains events of default customary for financings of this type. These events of default include (i) the failure to pay any principal or interest when due, (ii) a default in the observation or performance of certain obligations under the New Credit Facility, (iii) a representation or warranty made in the New Credit Facility proving to be inaccurate in any material respect when made, (iv) cross defaults to certain obligations of the Company and certain of its subsidiaries, (v) the occurrence of insolvency or receivership events, (vi) the seeking of debtor relief, (vii) a change in control of the Company and (viii) certain failures to comply with ERISA. A change in control of the Company means (i) any person becoming the beneficial owner, directly or indirectly, of 50% or more of the voting securities of the Company (on a fully diluted basis) or (ii) during any twelve-month period, a majority of the members of the board of directors of the Company ceases to be composed of continuing directors (as specified in the New Credit Facility).

     Upon the occurrence of specified events of default, the commitments of the lenders under the New Credit Facility will automatically terminate, and the borrowings and all other amounts owing under the New Credit Facility will automatically become due and payable. In all other events of default, the administrative agent may, and must if so instructed by lenders collectively holding more than 50% of the total commitments of all lenders, (i) cancel all of the commitments and/or (ii) declare that all borrowings and other amounts owing under the New Credit Facility are immediately due and payable.

     The foregoing summary is qualified in its entirety by reference to the agreement governing the New Credit Facility, a copy of which is filed herewith and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
10.1	Credit Agreement, dated July 1, 2005, among Centex Corporation, Bank of America, N.A., as administrative agent, and the lenders named therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: July 8, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated July 1, 2005, among Centex Corporation, Bank of America, N.A., as administrative agent, and the lenders named therein.